UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________


                                   FORM 8-K/A

                                 Amendment No. 2

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: __________________
                 (Date of Earliest Event Reported): July 3, 2000


                           CENTRE CAPITAL CORPORATION

              (Exact name of Registrant as specified in its charter)


               NEVADA               000 - 25845           87-0385103

          (state or other        (Commission File     (I.R.S. Employer
          jurisdiction of            Number)         identification No.)
           incorporation)


                                   2629 Gravel
                             Fort Worth, Texas 76118

               (Address of Principal Executive Offices)(Zip Code)


                                 (817) 595-0919

             (Registrant's  telephone number, including area  code)



         (Former name or former address, if changed since last report.)


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NOTE:This Form 8-K/A  Amendment No. 2 amends the Form 8-K dated July 3, 2000 and filed July 13, 2000 on behalf of Registrant; and the Form 8-K/A Amendment No. 1 dated July 3, 2000 and filed July 20, 2000 on behalf of Registrant, and amends and restates Items 2, 5, and 7 in their entirety as follows:


ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

Acquisitions:

     The Registrant acquired 58,285.71 tons of paid up zeolite mineral, having a value of $11,307,428, pursuant to a Zeolite Purchase Agreement dated July 3, 2000 between the Registrant and Equitable Assets Incorporated, a Belize corporation. Zeolite is a very effective desiccant that can remove water and is used to absorb a variety of materials, including drying, purification, and separation of materials. The consideration paid by the Registrant for the zeolite was 1,000,000 shares of the restricted common stock of the Registrant, par value $0.001 per share. The Registrant and Equitable
Assets Incorporated also executed a corresponding Assignment and a Registration Rights Agreement on the same date as the Zeolite Purchase Agreement. Subsequently, effective as of September 30, 2000, Registrant and Equitable Assets Incorporated rescinded the purchase of the Zeolite pursuant to a Rescission Agreement as described below under "Dispositions".

     The Registrant anticipated using zeolite in dry shampoo for animals, in animal litter boxes, in products to eliminate mold and mildew, in products to eliminate odors (including foot odor and carpet odor), in products to eliminate radon gas in the home, and in air purifiers.

Dispositions:

     Registrant and Equitable Assets Incorporated by mutual consent and pursuant to a Rescission Agreement signed November 1, 2000 rescinded Registrant's acquisition of 58,286 tons of ZEOLITE on July 3, 2000 from Equitable Assets Incorporated, said acquisition described under "Acquisitions" above. The Rescission Agreement provides for the cancellation of the Zeolite Purchase
Agreement effective September 30, 2000 with Equitable Assets returning the entire consideration paid by Registrant consisting of one million shares of Centre Capital's restricted common stock, par value $0.001 per share. Each party bears its own costs of the transactions under the Rescission Agreement. The Registrant also executed a corresponding Assignment of the Zeolite back to Equitable Assets on the same date as the Rescission Agreement was executed.


ITEM  5.  OTHER  EVENTS.

     On June 21, 2000, the Registrant announced that it had entered into a license delivery and royalty agreement for the Arthritis Relief Plus treatment product with Chiro-Partners, Ltd. I, a network of physicians and chiropractors. The royalty interest was acquired without consideration from Sundial Marketing Group, Inc. ("SMG"). SMG has not and will not be compensated for the transfer.

     On June 29, 2000, the Registrant announced that it had acquired a five percent royalty interest in the gross revenues of Benex Group, Inc. of Houston, Texas. Benex Group, Inc. is a health benefits and product consolidation company. The royalty interest was acquired without consideration from Sundial


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Marketing  Group, Inc. ("SMG").  SMG has not and will not be compensated for the transfer.


ITEM  7.     Financial  Statements  and  Exhibits.

     (b)  Pro Forma Financial Information

          The Forecast CONDENSED FINANCIAL STATEMENTS (unaudited) as of June 30, 2001 and NOTES TO CONDENSED FINANCIAL STATEMENTS (unaudited); and the PRO FORMA FINANCIAL STATEMENTS (unaudited) as of March 31, 2000 and NOTES TO PRO FORMA FINANCIAL STATEMENTS (unaudited) are deleted in their entirety.

     (c)  Exhibits

     1. Royalty Agreement dated June 1, 2000 between the Sundial Marketing Group, Inc. ("SMGI") and Chiro-Partners, Ltd. I relating to the Arthritis Relief Plus treatment product. (1)

     2. Assignment Agreement dated June 21, 2000 between SMGI and the Registrant with respect to Exhibit 1 above. (1)

     3. Royalty Agreement dated June 8, 2000 between SMGI and Benex Group, Inc. whereby SMGI had acquired a five percent royalty interest in the gross revenues of Benex Group, Inc. (1)

     4. Assignment Agreement dated June 29, 2000 between SMGI and the Registrant with respect to Exhibit 3 above. (1)

     5. Zeolite Purchase Agreement dated July 3, 2000 with respect to 58,285.71 tons of paid up zeolite mineral between the Registrant and Equitable Assets Incorporated. (1)

     6. Assignment dated July 3, 2000 with respect to 58,285.71 tons of paid up zeolite mineral between the Registrant and Equitable Assets Incorporated. (1)

     7. Registration Rights Agreement dated July 3, 2000 between the Registrant and Equitable Assets Incorporated with respect to 1,000,000 shares of the common stock of the Registrant, par value $0.001 per share. (1)

     8. Rescission Agreement effective September 30, 2000 with respect to the cancellation of the purchase of 58,285.71 tons of paid up zeolite mineral between the Registrant and Equitable Assets Incorporated. (2)

     9. Assignment dated November 1, 2000 with respect to the reassignment of 58,285.71 tons of paid up zeolite mineral from the Registrant to Equitable Assets Incorporated pursuant to the Rescission Agreement.
          (2)

     99.1 Press Release issued August 11, 2000 announcing the execution of the Agreement. (1)


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     99.2 Press Release issued  November 2, 2000 announcing the execution of the
          Rescission Agreement. (2)

     (1) Previously filed as an Exhibit to the Registrant's original Form 8-K dated July 3, 2000 and amendments thereto and incorporated by reference herein and to be a part hereof from the date of filing such documents.

     (2)  Filed herewith.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CENTRE  CAPITAL  CORPORATION



Dated:  November  2,  2000          BY:     /S/  Karl  Jacobs
                                            KARL  JACOBS,  CEO



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